Exhibit 99.1

Date:	November 1, 2007
Contact:	Gregory P. Sargen
Vice President & CFO
Phone:	201-804-3055
Email:	gregory.sargen@cambrex.com
Release:	Immediate
CAMBREX REPORTS THIRD QUARTER 2007 RESULTS
     East Rutherford, NJ — November 1, 2007 — Cambrex Corporation (NYSE: CBM) reports third quarter 2007 results for the period ended September 30, 2007.
Summary
•	Third quarter 2007 Sales increased 2.3% (-1.8% excluding foreign currency) compared to third quarter 2006. Year to date sales were up 7.1% (2.8% excluding foreign currency) over the first nine months of last year.

•	Gross Margin for the quarter decreased to 33.8% of sales compared to 37.9% last year. Year to date Gross Margin increased to 36.6% compared to 36.2% in 2006.

•	Operating Profit before corporate expenses was 16.1% of sales in the third quarter of 2007 versus 21.5% last year.

•	Debt, net of cash, is $52.8 million at the end of the third quarter.

•	A preliminary settlement was agreed to regarding the 2003 class action lawsuit for an amount within insurance policy limits. In a separate matter, claims related to a former Biopharma site were dismissed in their entirety; plaintiffs have filed a Notice of Appeal. There were no cash outlays for settlement required by the Company for either issue.
Discontinued Operations and Basis of Reporting
     As previously reported, Cambrex sold its Bioproducts and Biopharma businesses (the “Bio Businesses”) to Lonza for $463.9 million (after working capital adjustments) in February 2007 and sites in Cork, Ireland and Landen, Belgium to ICIG during the fourth quarter of 2006. Discontinued Operations in the 2007 financial statements include the results of operations of the Bio Businesses through the date of sale as well as the corresponding gain on sale. Discontinued Operations for 2007 also include charges related to the previously announced settlement of the Rutherford litigation and environmental expenses related to a site of a divested business. Discontinued Operations in the 2006 financial statements include the results of operations of the Bio Businesses and the Cork and Landen sites.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Third Quarter 2007 Operating Results — Continuing Operations
     Third quarter 2007 Sales of $54.7 million were 2.3% higher than sales in the third quarter 2006, and declined by 1.8% excluding the effect of foreign currency. Comparing the current quarter to the same quarter last year, excluding the currency impact, Cambrex experienced lower volumes of certain generic APIs, for which sales were unusually high during the third quarter 2006, and contractual price declines for a high-volume API. These declines were partially offset by strong gains in sales of products based on the Company’s polymeric drug delivery technology.
     Third quarter 2007 Gross Margin decreased to 33.8% of sales from 37.9% of sales during the third quarter 2006 resulting primarily from unfavorable product mix and the contractual price decline mentioned above related to a high-volume API, partially offset by higher margins for proprietary products. Foreign currency negatively impacted gross margin as a percentage of sales by 1.4%.
     Operating profit was $3.5 million in the third quarter of 2007 compared to $2.7 million for the third quarter of 2006. Operating profit before corporate expenses was $8.8 million, or 16.1% of sales, compared to $11.5 million, or 21.5% of sales, in the third quarter 2006 due to lower Gross Margin and higher Operating Expenses. Foreign exchange decreased Operating Profit by $0.4 million and Operating Margin (before corporate expenses) by 1.4% as a percentage of sales during the third quarter of 2007.
     James A. Mack, Chairman, President, and Chief Executive Officer of Cambrex Corporation, said “While certain core product lines were down more than usual during our typically weaker third quarter, we experienced continued momentum in products based on our polymeric drug delivery technologies. We have added dedicated resources to expand the application of our existing proprietary technologies and enhance our portfolio of intellectual property. We believe the long-term prospects for our business remain positive and will continue to focus on cost reduction, growing our proprietary products and technologies, implementation of key capital investments, and the evaluation of strategic M&A opportunities. Additionally, we are pleased to have put litigation related to the 2003 class action lawsuit and our former Baltimore site successfully behind us with no cash outlays.”
Third Quarter 2007 Operating, Interest and Tax Expenses — Continuing Operations
     Sales, General and Administrative (“SG&A”) Expenses in the third quarter 2007 were $10.7 million compared to $14.7 million in the same period last year. The reduction is due to lower personnel-related expenses at the corporate headquarters including salaries, pension and medical benefits in addition to reductions in audit and legal fees compared to the third quarter 2006. Within SG&A, corporate expenses in the third quarter of 2007 were $4.0 million compared to $8.6 million in the same period last
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

year. Strategic Alternative and Restructuring Costs were $1.3 million in the third quarter 2007 and $0.2 million in the third quarter 2006.
     Research and Development Expense for the third quarter 2007 was $3.1 million compared to $2.6 million in the third quarter 2006. Investment in the growth and development of proprietary technology platforms, along with higher depreciation costs of a new European R&D facility were the primary factors for the increase.
     Restructuring Expenses in the third quarter of 2007 of $0.5 million consist primarily of severance costs incurred as part of downsizing the corporate headquarters following the divestiture of the Bio Businesses. Strategic Alternative Costs for the third quarter of 2007 of $0.9 million include change in control benefits, retention bonuses for continuing employees, and costs for the modification of stock options related to the special dividend paid on May 3, 2007. Strategic Alternative Costs for the third quarter of 2006 were $0.2 million and consist of external advisor costs related to divestitures.
     Net Interest Expense in the third quarter of 2007 increased to $1.1 million from $0.1 million in the third quarter of 2006. The increase is primarily due to the adjustment in 2006 results for GAAP-required allocations of interest expense to Discontinued Operations.
     Income taxes for the third quarter of 2007 include $1.5 million of expense related to the recognition of certain tax attributes as a result of the sale of the Bio Businesses. Additional tax impacts related to this divestiture will be recognized within Continuing Operations during the fourth quarter of 2007 based on the level of losses within the U.S., where the Company otherwise does not record a tax benefit related to these losses.
Third Quarter 2007 Capital Expenditures and Depreciation
     Capital expenditures and depreciation for the third quarter 2007 were $10.2 million and $4.9 million compared to $6.1 million and $5.0 million in the third quarter 2006, respectively. The increase is largely due to spending related to new API purification facility at the Milan facility and capital improvements to existing facilities.
Guidance — Continuing Operations
     Sales growth during 2007 and operating profit (excluding corporate expenses) are both expected to fall within the lower end of our previously communicated ranges of 5% to 10% and $50 to $55 million, respectively. The Company has substantially completed its restructuring of the corporate cost center and currently expects to achieve an annual corporate expense run rate of between $16.0 and $17.0 million by the end of 2007.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

     For 2007, capital expenditures are currently expected to be approximately $35 million, a $2 million increase versus prior guidance driven by the impact of the Euro strengthening versus the US dollar, and depreciation is expected to be approximately $21 million.
     Full year and quarterly effective tax rates will continue to be highly sensitive due to the geographic mix of income or losses. Cambrex may not be able to recognize tax benefits in certain jurisdictions.
     The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the third quarter 2007 Form 10-Q is filed with the SEC.
Conference Call and Webcast
     The Conference Call to discuss third quarter 2007 earnings will begin at 8:30 a.m. Eastern Time on Friday, November 2, 2007 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for domestic and +1-706-634-6653 for international. Please use the pass code 19753206 and call approximately 10 minutes prior to start time. A webcast is available from the Investor Relations section on the Cambrex website located at www.cambrex.com and can be accessed for approximately a month following the call. A telephone replay of the conference call will be available through Friday, November 9, 2007 by calling 1-800-642-1687 for domestic and +1-706-645-9291 for international. Please use the pass code 19753206 to access the replay.
Forward Looking Statements
     This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as “expects”, “anticipates”, “intends”, “estimates”, “believes” or similar expressions are used in connection with any discussion of future financial or operating performance. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission. Any forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including, but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

legal issues, including the outcome of outstanding litigation disclosed in the Company’s public filings, changes in foreign exchange rates, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, lack of suitable raw materials or packaging materials, the Company’s ability to receive regulatory approvals for its products and the accuracy of the Company’s current estimate with respect to its earnings and profits for tax purposes in 2007. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for the Company to predict which new factors will arise. In addition, we cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
     For further details and a discussion of these and other risks and uncertainties, investors and security holders are cautioned to review the Cambrex 2006 Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other subsequent filings with the U.S. Securities and Exchange Commission , including Current Reports on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
About Cambrex
     Cambrex provides products and services to accelerate the development and commercialization of small molecule active pharmaceutical ingredients (“APIs”), advanced intermediates and other products for branded and generic pharmaceuticals. The Company currently employs approximately 850 people worldwide. For more information, please visit http://www.cambrex.com.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Statement of Profit and Loss
For the Quarters Ended September 30, 2007 and 2006
(in thousands)

	2007		2006
		% of		% of
	Amount	Sales	Amount	Sales

Gross Sales	$54,742	100.0%	$53,499	100.0%
Allowances and Rebates	227	0.4%	227	0.4%

Net Sales	54,515	99.6%	53,272	99.6%
Other Revenues	99	0.2%	218	0.4%

Net Revenues	54,614	99.8%	53,490	100.0%
Cost of Goods Sold	36,093	66.0%	33,238	62.1%

Gross Profit	18,521	33.8%	20,252	37.9%

Operating Expenses
Sales, General and Administrative Expenses	10,669	19.5%	14,714	27.5%
Research and Development Expenses	3,062	5.6%	2,623	4.9%
Restructuring Expenses	451	0.8%	—	0.0%
Strategic Alternative Costs	866	1.6%	202	0.4%

Total Operating Expenses	15,048	27.5%	17,539	32.8%

Operating Profit	3,473	6.3%	2,713	5.1%

Other Expenses:
Interest Expense, net	1,069	2.0%	75	0.1%
Other Expenses, net	548	0.9%	—	0.0%

Income Before Income Taxes	1,856	3.4%	2,638	5.0%
Provision for Income Taxes	4,592	8.4%	4,543	8.5%

Loss from Continuing Operations	$(2,736)	-5.0%	$(1,905)	-3.5%
Income/(Loss) from Discontinued Operations, Net of Tax	4,229	7.7%	(2,399)	-4.5%

Net Income/(Loss)	$1,493	2.7%	$(4,304)	-8.0%

Basic (Loss)/Earnings per Share
Loss from Continuing Operations	$(0.09)		$(0.07)
Income/(Loss) from Discontinued Operations, Net of Tax	$0.14		$(0.09)

Net Income/(Loss)	$0.05		$(0.16)

Diluted (Loss)/Earnings per Share
Loss from Continuing Operations	$(0.09)		$(0.07)
Income/(Loss) from Discontinued Operations, Net of Tax	$0.14		$(0.09)

Net Income/(Loss)	$0.05		$(0.16)

Weighted Average Shares Outstanding
Basic	28,934		26,752
Diluted	28,934		26,752
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Statement of Profit and Loss
For the Nine Months Ended September 30, 2007 and 2006
(in thousands)

	2007		2006
		% of		% of
	Amount	Sales	Amount	Sales

Gross Sales	$182,820	100.0%	$170,650	100.0%
Commissions and Allowances	1,001	0.5%	897	0.5%

Net Sales	181,819	99.5%	169,753	99.5%
Other Revenues	864	0.4%	(834)	-0.5%

Net Revenue	182,683	99.9%	168,919	99.0%
Cost of Sales	115,829	63.3%	107,142	62.8%

Gross Profit	66,854	36.6%	61,777	36.2%

Operating Expenses
Sales, General and Administrative Expenses	36,572	20.0%	42,202	24.7%
Research and Development Expenses	8,623	4.7%	8,062	4.7%
Restructuring Expenses	4,034	2.2%	—	0.0%
Strategic Alternative Costs	28,560	15.7%	2,232	1.4%

Total Operating Expenses	77,789	42.6%	52,496	30.8%

Operating (Loss)/Profit	(10,935)	-6.0%	9,281	5.4%

Other (Income)/Expenses:
Interest (Income)/Expense, net	(1,341)	-0.7%	5,641	3.3%
Other Expenses, net	930	0.5%	130	0.1%

(Loss)/Income Before Income Taxes	(10,524)	-5.8%	3,510	2.0%
Provision for Income Taxes	4,200	2.3%	10,467	6.0%

Loss from Continuing Operations	$(14,724)	-8.1%	$(6,957)	-4.0%
Income from Discontinued Operations, Net of Tax	223,707	122.4%	2,452	1.4%

Income/(Loss) Before Cumulative Effect of a Change in Accounting Principle	208,983	114.3%	(4,505)	-2.6%
Cumulative Effect of a Change in Accounting Principle	—	0.0%	(228)	-0.2%

Net Income/(Loss)	$208,983	114.3%	$(4,733)	-2.8%

Basic (Loss)/Earnings per Share
Loss from Continuing Operations	$(0.52)		$(0.26)
Income from Discontinued Operations, Net of Tax	$7.83		$0.09
Cumulative Effect of a Change in Accounting Principle	$—		$(0.01)

Net Income/(Loss)	$7.31		$(0.18)

Diluted (Loss)/Earnings per Share
Loss from Continuing Operations	$(0.52)		$(0.26)
Income from Discontinued Operations, Net of Tax	$7.83		$0.09
Cumulative Effect of a Change in Accounting Principle	$—		$(0.01)

Net Income/(Loss)	$7.31		$(0.18)

Weighted Average Shares Outstanding
Basic	28,575		26,718
Diluted	28,575		26,718
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Gross Sales, Gross Profit & Operating Profit by Segment
For the Quarters and Nine Months Ended September 30, 2007 and 2006
(in thousands)

	Third Quarter 2007
	Gross	Gross		Operating
	Sales	Profit	GP%	Profit/(Loss)	OP%
Pre-Corporate Operating Results	$54,742	$18,521	33.8%	$8,792	16.1%
Corporate Operating Results	—	—		(4,002)
Restructuring Expenses	—	—		(451)
Strategic Alternative Costs	—	—		(866)

Total Cambrex	$54,742	$18,521	33.8%	$3,473	6.3%

	Third Quarter 2006
	Gross	Gross		Operating
	Sales	Profit	GP%	Profit/(Loss)	OP%
Pre-Corporate Operating Results	$53,499	$20,252	37.9%	$11,502	21.5%
Corporate Operating Results	—	—		(8,587)
Strategic Alternative Costs	—	—		(202)

Total Cambrex	$53,499	$20,252	37.9%	$2,713	5.1%

	Nine Months 2007
	Gross	Gross		Operating
	Sales	Profit	GP%	Profit/(Loss)	OP%
Pre-Corporate Operating Results	$182,820	$66,854	36.6%	$37,708	20.6%
Corporate Operating Results	—	—		(16,124)
Restructuring Expenses	—	—		(4,034)
Strategic Alternative Costs *	—	—		(28,485)

Total Cambrex	$182,820	$66,854	36.6%	$(10,935)	-6.0%

	Nine Months 2006
	Gross	Gross		Operating
	Sales	Profit	GP%	Profit/(Loss)	OP%
Pre-Corporate Operating Results	$170,650	$61,777	36.2%	$36,307	21.3%
Corporate Operating Results	—	—		(24,794)
Strategic Alternative Costs	—	—		(2,232)

Total Cambrex	$170,650	$61,777	36.2%	$9,281	5.4%

*	Strategic Alternative Costs of $75 are included within the Pre-Corporate Operating Results.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Consolidated Balance Sheet
As of September 30, 2007 and December 31, 2006
(in thousands)

	September 30,	December 31,
Assets	2007	2006

Cash and Cash Equivalents	$44,585	$33,746
Trade Receivables, net	30,598	38,552
Inventories, net	61,881	53,893
Assets of Discontinued Operations	—	79,383
Prepaid Expenses and Other Current Assets	19,969	19,176

Total Current Assets	157,033	224,750

Property, Plant and Equipment, Net	156,622	141,863
Goodwill	34,512	32,573
Assets of Discontinued Operations	—	202,292
Other Non-Current Assets	7,484	4,898

Total Assets	$355,651	$606,376

Liabilities and Stockholders’ Equity

Accounts Payable	$24,780	$28,592
Accrued Expenses and Other Current Liabilities	64,499	45,141
Liabilities of Discontinued Operations	—	33,401

Total Current Liabilities	89,279	107,134

Long-term Debt	97,200	158,600
Deferred Income Tax	20,318	14,268
Liabilities of Discontinued Operations	—	24,208
Accrued Pension and Postretirement Benefits	38,795	39,911
Other Non-Current Liabilities	19,406	15,609

Total Liabilities	$264,998	$359,730

Stockholders’ Equity	$90,653	$246,646

Total Liabilities and Stockholders’ Equity	$355,651	$606,376

# # #
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com